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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

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        The Hartford Financial Services Group, Inc.
2004 Notice of Annual Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

April 5, 2004

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc., to be held at 9:00 a.m. on Thursday, May 20, 2004 in the Wallace Stevens Theater at The Hartford's Home Office in Hartford, Connecticut. We hope that you will participate in the Annual Meeting either by attending and voting in person or by voting as promptly as possible by proxy, by telephone or through the Internet. Your vote is important and we urge you to exercise your right to vote.

The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by The Hartford's shareholders. Financial and other information concerning The Hartford is contained in the enclosed Annual Report to Shareholders for the fiscal year ended December 31, 2003.

Sincerely yours,

Ramani Ayer
Chairman, President and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at 9:00 a.m. on Thursday, May 20, 2004 in the Wallace Stevens Theater at the Company's Home Office, Hartford Plaza, Hartford, Connecticut 06115, for the following purposes:

    1.
    To elect a Board of Directors for the coming year;

    2.
    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004;

    3.
    To consider and act on a shareholder proposal relating to executive compensation; and

    4.
    To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 22, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to shareholders and their guests. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) should bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                      By order of the Board of Directors,

                      Brian S. Becker
                      Senior Vice President and Corporate Secretary

April 5, 2004

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Hartford Plaza
Hartford, CT 06115

PROXY STATEMENT

Annual Meeting of Shareholders
May 20, 2004

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the annual meeting of the shareholders of the Company, to be held on Thursday, May 20, 2004 at 9:00 a.m. in the Wallace Stevens Theater at the Company's Home Office, Hartford Plaza, Hartford, Connecticut, and at any adjournment or postponement thereof (the "Annual Meeting"). The mailing of this Proxy Statement and the proxy to shareholders will begin on or about April 5, 2004.

Voting Rights

        Only shareholders of record at the close of business on March 22, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. Each shareholder of record is entitled to one vote for each share of the Company's common stock ("Common Stock") registered in the shareholder's name as of the Record Date.

        As of March 22, 2004, there were 291,638,836 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting.

Voting By Proxy

        Subject to the limitations described below, you may vote by proxy:

    (i)
    by completing and signing the proxy card provided to you and returning it to the Company,

    (ii)
    by telephone, or

    (iii)
    electronically through the Internet.

        When voting for the election of director nominees, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all director nominees as a group. When voting for any other item to be voted on at the Annual Meeting, you may vote "for" or "against" the item or you may "abstain" from voting.

        If you properly vote by proxy using any of the voting methods described below but do not specify any choices, you will confer authority upon the individuals named on the proxy card as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on the named proxies to vote your shares on (1) any matter that was not known on the date of this Proxy Statement but is properly presented at the Annual Meeting, including the nomination or election of any person not identified in this Proxy Statement as a nominee for election as a director; and (2) any shareholder proposal omitted from this Proxy Statement pursuant to the proxy regulations of the Securities and Exchange Commission ("SEC") which is properly presented at the Annual Meeting.

        You may revoke your proxy at any time before it is exercised:

    (i)
    by giving written notice of revocation to the Corporate Secretary of the Company,

    (ii)
    by submitting a subsequently dated and properly completed proxy, or

    (iii)
    by attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

Voting Shares Held In Company Stock Plans

        Shares of Common Stock held by Company employees who participate in The Hartford Investment and Savings Plan ("ISP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP and the Stock Unit Plan, respectively. Shares of Common Stock held in the Company's Employee Stock Purchase Plan ("ESPP," and together with the ISP and the Stock Unit Plan, the "Company Stock Plans") are held of record by the ESPP's administrator, Mellon Investor Services L.L.C. ("Mellon"), and are voted by Mellon. Participants in the Company Stock Plans may instruct plan trustees and Mellon as to how to vote shares allocated to their accounts in any of the Company Stock Plans by voting by proxy using any of the three voting methods described below. The trustees of the ISP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP and the Stock Unit Plan, respectively. To the extent that Mellon does not receive voting directions from ESPP participants, it will not vote such shares.

Voting Methods

        Voting By Proxy Card.    Each shareholder, including any employee of the Company who owns Common Stock through the Company Stock Plans, may vote by proxy by using the proxy card provided to him or her. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.

        Voting By Telephone Or Through The Internet.    If you are a registered shareholder (that is, if you own Common Stock in your own name and not through a broker, nominee or some other agency which holds Common Stock for your account in a "street name" capacity), or if you own Common Stock through one or more of the Company Stock Plans, you may vote by proxy by using either the telephone or Internet methods of voting (please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems).

        If your shares of Common Stock are held in "street name" for your account, your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can assure that your shares are voted by properly voting by proxy card, by telephone or through the Internet.

Proposals of Shareholders

        Proposals submitted by shareholders for inclusion in the 2005 Proxy Statement relating to next year's Annual Meeting of Shareholders must be received by the Company no later than the close of business on November 30, 2004. Any proposal received after that date will not be included in the Company's proxy materials for 2005. In addition, all proposals for inclusion in the 2005 Proxy Statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2005 Annual Meeting of Shareholders unless the Company receives notice of the proposal by February 21, 2005. Proposals should be addressed to Brian S. Becker, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, CT 06115. All proposals must comply with certain requirements set forth in the Company's bylaws, a copy of which may be obtained from the Corporate Secretary of the Company.

ITEMS TO BE ACTED UPON BY SHAREHOLDERS

ITEM 1

ELECTION OF DIRECTORS

        Eleven individuals will be nominated for election as directors at the Annual Meeting. The terms of office for all elected Directors will run until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are currently thirteen directors serving on the Board of Directors. Consistent with the Company's Corporate Governance Guidelines, which provide that each director shall retire from the Board no later than the next Annual Meeting following his or her 72nd birthday, Rand V. Araskog and Donald R. Frahm will retire from the Board effective May 20, 2004, the date of the Annual Meeting of Shareholders, and will not stand for reelection. As a result, the Board anticipates that it will decrease the size of the Board from thirteen to eleven members effective May 20, 2004.

        Unless you direct otherwise on the proxy you complete, the shares of Common Stock represented by your valid proxy will be voted for the election of all director nominees. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual recommended by the Board of Directors, or the Board of Directors will reduce the number of directors in order to eliminate the vacancy.

        Set forth below is certain information about each nominee for election as a director, including the year each nominee first became a director of the Company, the principal occupation and other directorships of each as of March 22, 2004 and a brief description of the business experience of each for at least the past five years.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"

ALL NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Directorships

RAMANI AYER
(Director since 1991)
Mr. Ayer, 56, is Chairman, President and Chief Executive Officer of the Company, positions he has held since February 1, 1997. He previously was Executive Vice President of the Company from December 1995 to February 1997 and President and Chief Operating Officer of Hartford Fire Insurance Company, the Company's principal property and casualty insurance subsidiary, from 1990 to February 1997. Mr. Ayer joined the Company in 1973 as a member of the operations research department.

RONALD E. FERGUSON
(Director since 2004)
Mr. Ferguson, 62, has served as a consultant to General Re Corporation since June 2002. Mr. Ferguson joined General Re Corporation in 1969 and served as its Chairman from 1987 until his retirement in June 2002 and as its Chief Executive Officer from 1987 until October 2001. Mr. Ferguson is a member of the Boards of Directors of Colgate-Palmolive Co. and Kölnische Rückversicherungs-Gesellschaft AG (Cologne Re).

EDWARD J. KELLY, III
(Director since 2001)
Mr. Kelly, 50, is Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation ("Mercantile"). Mr. Kelly has held the positions of President and Chief Executive Officer of Mercantile since March 2001 and the position of Chairman since March 2003. Previously, Mr. Kelly was appointed to the positions of Managing Director, head of the Global Financial Institutions group and co-head of the Investment Banking Client Management group at JP Morgan Chase upon the merger of JP Morgan and Chase in December 2000. Prior to that, Mr. Kelly held a number of senior executive positions with JP Morgan, including head, Latin American Investment Banking and co-head Global Financial Institutions from December 1997 to February 2000 and head, Global Financial Institutions, from February 2000 to December 2000. He also served as a member of the Global Investment Banking Management Committee from December 1997 to December 2000. Mr. Kelly is a member of the Boards of Directors of Mercantile Bankshares Corporation, AXIS Capital Holdings Limited, Constellation Energy Group Inc., CIT Group, Inc. and CSX Corporation.

PAUL G. KIRK, JR.
(Director since 1995)
Mr. Kirk, 66, became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of counsel to that firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985, and as Chairman from 1985 until his resignation from that position in 1989. He returned to Sullivan & Worcester in 1989 as a partner in general corporate practice at the firm's Boston and Washington offices. Mr. Kirk is Chairman and President and a director of Kirk & Associates, Inc. Mr. Kirk also is a member of the Board of Directors of Rayonier, Inc.

THOMAS M. MARRA
(Director since 2002)
Mr. Marra, 45, has served as an Executive Vice President of the Company since 1996. He also has held the positions of President of Hartford Life since January 1, 2002 and Chief Operating Officer of Hartford Life since March 20, 2000. Since joining the Company as an associate actuary in 1980, Mr. Marra has held various positions of increasing responsibility with Hartford Life including Vice President, and Director of Individual Annuities from 1990 to 1994, head of Hartford Life's Individual Life and Annuities Division from 1994 to 1998, Senior Vice President from 1994 to 1996, Executive Vice President from 1996 to 2000 and Director of the Investment Products Division from 1998 to March 2000.

GAIL J. MCGOVERN
(Director since 2003)
Ms. McGovern, 52, is Professor of Marketing at Harvard Business School, a position she has held since June 2002. Previously, Ms. McGovern served as President and Senior Operations Officer at Fidelity Personal Investments from September 1998 to May 2002. Prior to that, Ms. McGovern held a number of senior positions at AT&T, including Executive Vice President, Consumer Markets Division, from 1997 to 1998, Executive Vice President, Business Markets Division, from 1996 to 1997, and Vice President of Strategic Planning from 1993 to 1994. Ms. McGovern also is a member of the Boards of Directors of Digitas, Inc. and DTE Energy Company.

ROBERT W. SELANDER
(Director since 1998)
Mr. Selander, 53, has been President and Chief Executive Officer of MasterCard International since May 1997. From 1994 to May 1997, he was an Executive Vice President of MasterCard International and President of MasterCard's Europe, Middle East/Africa and Canada regions. Before joining MasterCard, he served for over 20 years in positions of increasing responsibility at Citicorp/Citibank, N.A. Mr. Selander also is a member of the Boards of Directors of MasterCard Incorporated and MasterCard International.

CHARLES B. STRAUSS
(Director since 2001)
Mr. Strauss, 61, was appointed President and Chief Executive Officer of Unilever United States, Inc. ("Unilever U.S."), a primary business group of Unilever, the international food and home and personal care organization ("Unilever"), in May 2000. He also has held the positions of Group President, Unilever Home and Personal Care — North America of Unilever since September 1999, and Chairman of the North America Committee, which coordinates Unilever's North American activities, since May 2000. Mr. Strauss joined Unilever in 1986 as President and Chief Executive Officer of Ragú Foods. Since then, he has held a number of senior executive positions in the Unilever organization, including Chairman and Chief Executive Officer of Unilever's German subsidiary Langnese-Iglo GmbH from 1989 to 1992, President and Chief Executive of Lever Brothers company from 1992 to 1996 and Group President of Unilever Latin America from March 1996 through August 1999. Mr. Strauss is a member of the Boards of Directors of Aegis Group plc, Unilever NV and Unilever PLC.

H. PATRICK SWYGERT
(Director since 1996)
Mr. Swygert, 61, is President of Howard University, Washington, D.C., a position he has held since August 1995. He was President of the University at Albany, State University of New York, from 1990 to August 1995. Mr. Swygert, who holds a law degree from Howard University, has been a visiting professor and lecturer abroad and is the author of numerous articles and publications on higher education and the law. Mr. Swygert also is a member of the Boards of Directors of Fannie Mae and United Technologies Corporation.

GORDON I. ULMER
(Director since 1995)
Mr. Ulmer, 71, is former Chairman and Chief Executive Officer of the former Connecticut Bank and Trust Company ("CBT") and a retired President of the former Bank of New England Corporation, the former holding company of CBT ("BNEC"). Mr. Ulmer joined CBT in 1957 and held a number of executive positions with that organization before being appointed President and a director in 1980, and Chairman and Chief Executive Officer in 1985. He was named President of BNEC in 1988, and held that position until his retirement in December 1990. Mr. Ulmer also is a member of the Board of Directors of Rayonier, Inc.

DAVID K. ZWIENER
(Director since 1997)
Mr. Zwiener, 49, has been Executive Vice President of the Company since August 1995. Additionally, he has held the positions of President and Chief Operating Officer of the Company's Property and Casualty operations since April 2000. He also served as Chief Financial Officer of the Company from August 1995 to April 2001. Mr. Zwiener previously held the positions of Executive Vice President and Chief Financial Officer of ITT Financial Corporation from March 1993 until February 1995. Mr. Zwiener also is a member of the Board of Directors of Sheridan Healthcare, Inc.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        In accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004. Although shareholders' ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders.

        Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        See "Audit Committee Charter and Report Concerning Financial Matters" in this Proxy Statement for further information regarding the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

ITEM 3

PROPOSAL BY SHAREHOLDER RELATING TO EXECUTIVE COMPENSATION

Shareholder Proposal

        The Central Laborers' Pension Fund (the "Fund"), which as of November 7, 2003 owned approximately 121,479 shares of the Company's common stock, has notified the Company of its intention to propose the following resolution at the Company's Annual Meeting. The Fund's proposed resolution and supporting statement (the "Shareholder Proposal") is included in this Proxy Statement pursuant to the applicable rules of the SEC. The Company is not responsible for the contents or language of the Shareholder Proposal, which is set forth as follows in italic type. The Board of Directors, for the reasons set forth below, recommends that shareholders vote "AGAINST" the proposal.

        Resolved, that the shareholders of Hartford Financial Services Group, Inc. ("Company") request that the Company's Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following "Commonsense Executive Compensation" program including the following features:

  (1)
  Salary—The chief executive officer's salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

  (2)
  Annual Bonus—The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive's salary level, capped at 100% of salary.

  (3)
  Long-Term Equity Compensation—Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

  (4)
  Severance—The maximum severance payment to a senior executive should be no more than one year's salary and bonus.

  (5)
  Disclosure—Key components of the executive compensation plan should be outlined in the Compensation Committee's report to shareholders, with variances from the Commonsense program explained in detail.

        The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

The Fund's Supporting Statement

        We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a "wasteland that has not been reformed." (Institutional Shareholder Services senior vice-president, Wall Street Journal, "Executive Pay Keeps Rising, Despite Outcry," October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy's Tenth Annual CEO Compensation Survey ("Executive Excess 2003—CEO's Win, Workers and Taxpayers Lose.")

        We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company's leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

Recommendation of the Board of Directors

        For the reasons described below, the Board believes that the Shareholder Proposal is not in the best interests of the Company and its shareholders and therefore recommends a vote "AGAINST" the Shareholder Proposal.

        The Company's Board of Directors and Compensation and Personnel Committee strongly support the concept of performance-based executive compensation programs that are designed to create long-term shareholder value and that are competitive with market pay rates for senior management. Consistent with this philosophy, the Company's existing executive compensation programs have several of the features described in the Shareholder Proposal, including the consideration of the Company's performance in determining executive compensation levels and the granting of awards that vest over several years to encourage long-term equity-holdings by executives.

        The primary shortcoming of the Shareholder Proposal is that it would severely restrict the Company's ability to competitively recruit and retain executive talent, particularly when competing for talent against the Company's peer group of large financial services companies. The Board and the Compensation and Personnel Committee believe that unilaterally restricting potential incentive program features and capping compensation levels for executives would place the Company at a significant competitive disadvantage in recruiting and retaining its executives.

        In accordance with its Board-approved charter, the Compensation and Personnel Committee of the Board, which is comprised entirely of independent directors in compliance with the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines, reviews, approves and oversees all policies under which compensation is paid to the Company's executives. Each year the Compensation and Personnel Committee also issues a comprehensive report on executive compensation, which is included in the Company's Proxy Statement, and discloses each component of compensation for the Company's most highly paid executives.

        In selecting the appropriate compensation programs to use for its executives, the Compensation and Personnel Committee must consider a variety of factors, such as the goals the Board has established for the Company and management, the competitive practices of comparable large financial services companies and prevailing market pay rates.

        As described in the Compensation and Personnel Committee's report on executive compensation, bonuses are based on individual, overall Company and, if applicable, business-line financial performance, as determined through specified measures of such performance. The Company's equity compensation plans provide the Compensation and Personnel Committee with the flexibility to grant restricted stock with restrictions lapsing based on the achievement of performance objectives, awards with multi-year vesting schedules and awards whose values are ultimately determined by the future performance of the Company, as measured by its revenues and share price. In addition, all of the Company's annual equity incentive awards and long-term incentive compensation programs facilitate the acquisition and retention of the Company's common stock by its senior management, thereby promoting a common interest between the Company's management and its shareholders. The Board and the Compensation and Personnel Committee believe that executive compensation packages are not excessive and are competitive with the Company's peer group.

        Accordingly, the Board believes that its existing executive compensation program is properly aligned with shareholders' interests: the existing executive compensation program is tied to the Company's performance and provides long-term incentives to executives, while providing the Board and the Compensation and Personnel Committee with the flexibility necessary to recruit and retain high-performing executives. The Board believes that the Shareholder Proposal is not in the best interests of the Company's shareholders since it would place the Company at a significant competitive disadvantage.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL BY SHAREHOLDER RELATING TO EXECUTIVE COMPENSATION.

REQUIRED VOTES OF SHAREHOLDERS

        The presence in person or by proxy of shareholders entitled to cast votes for a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The nominees for election as directors receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors. Each of Item 2, Ratification of the Appointment of Independent Auditors, and Item 3, Proposal by Shareholder Relating to Executive Compensation, will require the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy. Although abstaining votes will be included in the number of shares that are present for purposes of determining the presence of a quorum, they will not be counted as votes cast with respect to each of Items 2 and 3, except in the case of shares held pursuant to the ISP, for which the ISP trustee will vote shares for which it receives no valid voting instructions in the same proportion as the shares for which valid voting instructions have been received. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion on certain matters. Therefore, with the exception of shares held through the ISP, if a broker or nominee is not given specific instructions on certain matters, those shares may not be voted on those matters, will not be counted in determining the number of shares necessary for approval, and will have no effect on the outcome of the vote. Shares represented by such "broker non-votes" will, however, be included in the count for purposes of determining whether there is a quorum.

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. The bylaws of the Company provide that shareholders shall be accorded privacy in voting and that the integrity of the balloting process shall be assured. Among other duties, the inspector of election will certify as to compliance with such confidentiality provisions.

GOVERNANCE OF THE COMPANY

        The Corporate Governance Guidelines adopted by the Board comply with the new listing standards recently adopted by the New York Stock Exchange. A copy of the Corporate Governance Guidelines can be found on the Company's website at http://www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf.

        The Board met nine times during fiscal 2003. In 2003, each of our directors attended at least 75% of the meetings of the Board and the Committees on which he or she respectively served.

Current Members of the Board of Directors

        The members of the Board of Directors (the "Board") on the date of this Proxy Statement, and the Committees of the Board on which they serve, are identified below.

Director	Audit Committee	Compensation and Personnel Committee	Executive Committee	Finance Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Rand V. Araskog †			*	**	*	*
Ramani Ayer			**
Ronald E. Ferguson††	*		*	*		*
Donald R. Frahm †	*		*	*		*
Edward J. Kelly, III	**		*	*	*
Paul G. Kirk, Jr.	*	*	*			**
Thomas M. Marra
Gail J. McGovern		*	*	*		*
Robert W. Selander	*	*	*		*
Charles B. Strauss	*		*	*	**
H. Patrick Swygert		**	*		*	*
Gordon I. Ulmer		*	*	*		*
David K. Zwiener

*
Member.
**
Chair.
†
Retiring effective as of May 20, 2004, the date of the Company's annual meeting.
††
Appointed to the Board effective February 19, 2004.

Committees of the Board

        The Board of Directors has standing Audit, Compensation and Personnel, Executive, Finance, Legal and Public Affairs and Nominating and Corporate Governance Committees.

        Audit Committee.    The functions of the Audit Committee are described below under the heading "Audit Committee Charter and Report Concerning Financial Matters." The charter of the Audit Committee is attached to this Proxy Statement as Annex I and is available on the Company's website at http://www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf. The Audit Committee met eight times during 2003.

        The Board has determined that all of the members of the Audit Committee are independent directors. In addition, the Board has determined that Edward J. Kelly, III and Robert W. Selander are qualified as audit committee financial experts within the meaning of the SEC's regulations and that each has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

        Compensation and Personnel Committee.    The Compensation and Personnel Committee has oversight responsibility with respect to executive compensation, and works with management to develop clear relationships between pay levels, business-line financial performance and returns to shareholders, in order to align the Company's compensation structure with its organizational objectives. Further detail regarding the functions of the Compensation and Personnel Committee is provided below, under the heading "Report of the Compensation and Personnel Committee on Executive Compensation." The charter of the Compensation and Personnel Committee is available on the Company's website at: http://www.thehartford.com/higfiles/pdf/TheHartfordCompensationCommittee.pdf. In 2003, the Compensation and Personnel Committee met six times. The Board has determined that all of the members of the Compensation and Personnel Committee are independent directors.

        Executive Committee.    The Executive Committee considers and monitors the strategic focus of the Company, including the Company's transactional and financial initiatives. The Executive Committee also reviews the performance of the Company's Chief Executive Officer ("CEO") and other senior executives, manages the process of CEO succession and reviews certain executive compensation issues with the Compensation and Personnel Committee. In addition, all of the Company's non-management directors meet periodically in executive session, without management participation, as a subcommittee of the Executive Committee. In 2003, the Executive Committee met three times.

        In 2003, the Board created a new position of presiding director, whose primary responsibility is to preside over the executive sessions of the Board in which management directors and other members of management do not participate. The presiding director position for these non-management meetings shall rotate on an annual basis among the chairs of the standing Committees of the Company's Board. Since April 17, 2003, H. Patrick Swygert, Chairman of the Compensation and Personnel Committee, has held the position of presiding director. Mr. Swygert will serve as presiding director until May 20, 2004, the date of the Annual Meeting, at which time his replacement will be designated by the non-management directors.

        Finance Committee.    The Finance Committee is responsible for reviewing capital expenditures and appropriations and maximizing the effective use of the assets of the Company and its subsidiaries, including directing the investment allocation and risk management policies of the Company. In 2003, the Finance Committee met twice. The Board has determined that all of the members of the Finance Committee are independent directors.

        Legal and Public Affairs Committee.    The Legal and Public Affairs Committee reviews and considers major claims and litigation, and legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries. The Legal and Public Affairs Committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters. It also reviews and defines the Company's social responsibilities, including issues of significance to the Company, its shareholders and employees. In 2003, the Legal and Public Affairs Committee met three times. The Board has determined that all of the members of the Legal and Public Affairs Committee are independent directors.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee makes recommendations as to the organization, size and composition of the Board and the Committees thereof, identifies individuals qualified to become members of the Board, proposes nominees for election to the Board and the Committees thereof, and considers the qualifications, compensation and retirement of Directors. The Committee also develops and recommends to the Board the Company's corporate governance principles. The Nominating and Corporate Governance Committee will consider nominations of persons for election as directors that are submitted by shareholders in writing in accordance with certain requirements set forth in the Company's bylaws. The charter of the Nominating and Corporate Governance Committee is available on the Company's website at: http://www.thehartford.com/higfiles/pdf/TheHartfordNominatingCommittee.pdf. The Nominating and Corporate Governance Committee met three times during 2003. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors.

Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that all members of the Board are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Ramani Ayer, Thomas M. Marra and David K. Zwiener. Messrs. Ayer, Marra and Zwiener are not considered independent directors because of their employment as senior executives of the Company.

Selection of Nominees for Election to the Board

        The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating and Corporate Governance Committee, has retained two outside search firms to identify prospective Board nominees.

        As described below, the Nominating and Corporate Governance Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials are forwarded to the Nominating and Corporate Governance Committee. In connection with nominees who are not proposed by a shareholder, the Nominating and Corporate Governance Committee also reviews a summary of the nominee's qualifications relating to materials provided by outside search firms or other parties. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

  •
  the relevance of the prospective nominee's experience to the business and objectives of the Company;

  •
  the prospective nominee's potential contribution to the diversity of the Board;

  •
  the prospective nominee's independence from conflicts of interest and from actual or potential economic relationships with the Company; and

  •
  the prospective nominee's availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings.

        The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, senior leadership experience and the need for financial and accounting expertise. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company's bylaws. A shareholder who wishes to recommend a prospective nominee for the Board should provide notice to the Company's Corporate Secretary either by personal delivery or by pre-paid United States mail, which sets forth:

  •
  the nominating shareholder's name and address;

  •
  the name and address of the proposed nominee;

  •
  a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders;

  •
  a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee;

  •
  a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process;

  •
  such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board;

  •
  the consent of the nominee to serve as a director of the Company if so elected; and

  •
  a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee.

        These materials must be received by the Company's Corporate Secretary not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

Compensation of Directors

        Standard Fees.    Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board of Directors or any of its Committees. The current compensation for non-employee directors consists of the following:

  •
  An annual retainer fee of $40,000, payable solely in restricted shares of Common Stock, granted pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors, as described below.

  •
  An annual retainer of $30,000, payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss receives this retainer amount in the form of restricted shares of Common Stock pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors.

  •
  A $1,500 fee for each meeting of the Board of Directors attended, payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss' Board of Directors meeting fees are payable directly from the Company to Unilever U.S. (as required by that company's policies with respect to its officers serving on outside boards of directors).

  •
  A $1,200 fee for each Committee meeting attended (whether or not a director is a member of that particular Committee), payable in cash to all non-employee directors except Mr. Strauss. Mr. Strauss' Committee meeting fees are payable directly from the Company to Unilever U.S. (as required by that company's policies with respect to its officers serving on outside boards of directors).

  •
  An option to purchase Common Stock granted under The Hartford Incentive Stock Plan ("Incentive Stock Plan"), as described below.

In addition, each Committee chairperson receives an annual retainer of $10,000. Directors are reimbursed for travel and related expenses they incur in connection with their serving on the Board of Directors and its Committees.

        Restricted Stock Plan for Non-Employee Directors.    Under The Hartford Restricted Stock Plan for Non-Employee Directors, non-employee directors receive grants of shares of restricted Common Stock as partial payment for their annual retainer fee. Grants of restricted shares of common stock under the plan are made on the date the Company makes its annual employee option awards. The number of shares of each award of restricted stock is determined by dividing $40,000 by the fair market value (as defined in the plan) of the Common Stock as reported on the New York Stock Exchange as of the date of the award.

        Non-employee directors receiving shares of restricted Common Stock may not sell, assign or otherwise dispose of the restricted shares until the restriction period ends. The restriction period lapses with respect to one-third of the shares on the third anniversary of the grant date, and the restriction period lapses with respect to the remaining two-thirds of the shares on the fifth anniversary of the grant date. To the extent any of the following events occur prior to the fifth anniversary of the grant date, the restriction period shall end with respect to all of the restricted shares currently held by a non-employee director: (i) the director's retirement at age 72, (ii) a "change of control" (as defined in the plan) of the Company, (iii) the director's death, (iv) the director's disability, or (v) the director's resignation under certain circumstances, as set forth in the plan. If a non-employee director resigns other than under such circumstances before the restriction period ends, he or she will forfeit his or her restricted shares.

        Stock Options.    Under The Hartford Incentive Stock Plan, each non-employee director receives an option grant to purchase shares of the Common Stock with a value of $60,000. The option is granted automatically on the date the Company makes its annual employee option awards, at an exercise price equal to the closing price per share of the Common Stock on the New York Stock Exchange as of the date of grant. The non-employee director may exercise his or her option to purchase one-third of the total number of shares underlying the option as of the first anniversary of the date of grant, may exercise his or her option to purchase two-thirds of the total number of shares underlying the option as of the second anniversary of the date of grant and may exercise his or her option to purchase the total number of shares granted on the third anniversary of the date of grant. The maximum term of each option is 10 years plus two days from the date of grant, and any unexercised option will terminate at the end of the maximum term, or earlier if the director's termination of service occurs under certain circumstances specified in the Incentive Stock Plan and the administrative rules for the Incentive Stock Plan.

        Deferred Compensation Plan.    Beginning in 2003, each non-employee director who is elected at, or who continues in office following, each annual meeting of shareholders may elect to participate in The Hartford Deferred Compensation Plan (the "Deferred Compensation Plan"). Participating non-employee directors may defer receipt of all or a portion of any cash compensation otherwise payable by the Company for service on the Board of Directors, including annual cash retainers for directors and Committee chairpersons and meeting fees. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan, and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable on the date selected by the non-employee director as permitted under the Deferred Compensation Plan.

        Insurance.    The Company provides each non-employee director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board of Directors. Non-employee directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The

Hartford Voluntary Accidental Death and Dismemberment Plan for non-employee directors and their dependents.

Code of Ethics and Business Conduct

        The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors. Both codes are available on the Company's website at: www.thehartford.com/governance/ethics/index.html.

Shareholder Communications with the Board

        Shareholders may communicate with the Board's non-management directors through our third party service provider, EthicsPoint, by telephone at 1-866-737-6812 (for employees in the U.S. and Canada) and 1-866-737-6850 (for employees in all other countries), via the internet at www.ethicspoint.com <http://www.ethicspoint.com> or through written correspondence sent to The Hartford, c/o EthicsPoint, P.O. Box 230369, Portland, Oregon 97281-0369.

AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS

Audit Committee Charter

        The Audit Committee reports to the Board of Directors. Its primary function is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter, approved by the Board of Directors, which sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Committee to the Company's independent auditors, the internal audit department, and management of the Company. The Audit Committee operates under a charter approved by the Board in December 2003, which is attached as Annex I hereto and is available on our website at: http://www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf.

Membership

        The Audit Committee consists of five members, all of whom are "independent" directors within the meaning of the SEC's regulations, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines. None of the members of the Audit Committee are current officers or employees of the Company or its affiliates, nor do any of them have any relationship to the Company that might interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

        The Audit Committee, in its oversight role over (i) the Company's financial accounting and reporting process, (ii) the Company's system of internal controls established by management and (iii) the internal and external audit processes, has met with Company management, the independent auditors and the general auditor of the Company. Discussions about the Company's audited financial statements for the year ended December 31, 2003 included the independent auditors' judgments about both the quality and the acceptability of the Company's accounting principles and underlying estimates used in those financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications ("SAS 90"), and by the Audit Committee charter.

        In conjunction with the specific activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 18, 2004:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with management of the Company.

  (2)
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90.

  (3)
  The Audit Committee has discussed with the auditors the independent auditors' independence from the Company, and the Audit Committee has received from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees:

  (i)
  a written disclosure, indicating all relationships, if any, between the independent auditors and their related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and

    (ii)
    a letter from the independent auditors confirming that, in their professional judgment, they are independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

The Audit Committee:

Edward J. Kelly, III, Chairman
Donald R. Frahm
Paul G. Kirk, Jr.
Robert W. Selander
Charles B. Strauss

Fees to Independent Auditors for Years Ended December 31, 2003 and 2002

        The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002 and fees billed for audit-related services, tax services and all other services rendered by the Deloitte Entities for the years ended December 31, 2003 and 2002.

	Year Ended December 31, 2003	Year Ended December 31, 2002
(1) Audit fees	$7,242,497	$6,241,324
(2) Audit-related fees(a)	425,803	140,895
(3) Tax fees(b)	162,439	31,555
(4) All other fees(c)	23,036	65,000

(a)
Principally consisted of due diligence assistance and services relating to business acquisitions and divestitures, employee benefit plan audits and internal control reviews.

(b)
Principally consisted of domestic and international tax compliance services and tax examination assistance.

(c)
Principally consisted of advisory services relating to actuarial benchmarking services.

        The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2002 and 2003 was compatible with maintaining the Deloitte Entities' independence.

        The Audit Committee has established policies requiring its pre-approval of all audit and non-audit services provided by the independent auditor. The policies require that the Committee pre-approve specifically described audit, audit-related and tax services, annually. For the annual pre-approval, the Committee approves categories of audit services, audit-related services and tax services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The independent auditor and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent auditor to ensure that such services are within the limits approved by the Committee.

        The Audit Committee's policies require specific pre-approval of all other permitted services. As provided by the Committee's policies, the Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Committee meetings, up to a maximum of $100,000 per service engagement. The Chairman must present any pre-approval decisions to the full Committee at its next scheduled meeting.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
ON EXECUTIVE COMPENSATION

        This report sets forth the executive compensation policies of the Compensation and Personnel Committee (the "Committee") of the Board of Directors and discusses the compensation of the Company's President and Chief Executive Officer and certain other executive officers for 2003. Following this report is a Summary Compensation Table that sets forth all compensation earned by, and awarded or paid to, Ramani Ayer, the Company's President and Chief Executive Officer, and the other executives included in that table. Also following this report are tables that provide information on stock option grants and other long-term performance grants, and a performance graph and tables comparing the five-year cumulative total return on the Common Stock to the five-year cumulative total returns of the Standard & Poor's 500 Index® and an index of peer insurance companies.

The Committee's Role in Overseeing Executive Compensation Policy

        A primary role of the Committee is to determine and oversee the administration of compensation for the Company's executives, including the Company's executive officers ("Senior Executives"). In this capacity, the Committee is dedicated to ensuring that the Company's compensation policies and practices are used effectively to support the achievement of the Company's short-term and long-term business objectives.

        The Committee recognizes the importance of aligning the interests of management and shareholders to maximize shareholder value. In carrying out its decision-making functions related to executive compensation, the Committee has established certain guiding principles, including:

  •
  Recognition of the central importance of creating shareholder value, to be reinforced by heavy reliance on compensation programs that deliver value to Senior Executives only when shareholders realize corresponding gains.

  •
  Adherence to a pay-for-performance philosophy which ensures that aggregate compensation levels paid to Senior Executives reflect the extent to which the Company's key operating goals are met.

  •
  Maximization of shareholder value by encouraging the acquisition and retention of Common Stock by Senior Executives, thereby strengthening the common interests of management and shareholders.

  •
  Establishment of Senior Executive compensation levels in relation to the pay rates that are offered at organizations with which the Company competes for senior management talent.

  •
  Maintenance of a total compensation perspective on Senior Executive pay when judging the appropriateness of rewards for Senior Executives.

Description of Executive Compensation Policies

        The Committee has established guidelines for the compensation of Senior Executives that include:

  •
  base salary levels generally targeted at median market rates;

  •
  a heavy emphasis on performance-based, variable compensation, which, when combined with base salary, provides the opportunity for above market total compensation for superior performance; and

  •
  a commitment to promote share ownership among Senior Executives.

The Committee believes that a compensation program that adheres to these guidelines will effectively catalyze Senior Executive activities in achieving the Company's goals and appropriately recognize the contributions of each Senior Executive.

        Consistent with the shareholder value orientation of its compensation guidelines, the Committee has authorized guidelines for ownership of Common Stock by Senior Executives that should serve to further align the interests of the Company's management and its investors. These ownership guidelines provide that within five years of an assignment to a Senior Executive position, each Senior Executive (other than the Chief Executive Officer) should attain an investment position in the Common Stock equal to two to three times his or her base salary. The level of investment depends on the position of the Senior Executive. The Chief Executive Officer should attain an investment position in the Common Stock equal to five times his base salary.

        It is the Company's policy to target Senior Executive compensation levels in relation to the median compensation rates that are typical at organizations with which the Company competes for senior management talent. For corporate Senior Executives, the competitive market generally includes other leading insurance and financial services companies, although general industry practices are also considered when reviewing compensation for certain Senior Executives whose functional responsibilities are not exclusively insurance or financial services related. For line of business Senior Executives, compensation is in line with practices that are common at other leading insurance carriers, as well as at other financial institutions that offer competing insurance and financial products.

  2003 Compensation

        The principal elements of the Senior Executive compensation program adopted by the Company and in effect for 2003 are:

  •
  a base salary based on median market rates of salary payable at competitive companies, adjusted to reflect individual value added within the context of the market;

  •
  an annual incentive opportunity dependent on operating results; and

  •
  long-term compensation tied to earnings growth, return on equity and stock price appreciation.

Each of these elements is discussed below.

  2003 Base Salary

        Base salaries for Senior Executives in 2003 were generally set at levels that represent 100% of the median salaries paid to individuals holding similar positions in organizations with which the Company competes for senior executive talent. In assessing a Senior Executive's salary level in 2003, the Committee also considered on-the-job performance of that Senior Executive, including his or her demonstrated contributions to achievement of the Company's goals. In considering salary actions, the Committee also reviewed internal compensation equity and the Senior Executive's level of responsibility, experience and expertise.

        Messrs. Ayer and Marra did not receive base salary increases in 2003. However, the Committee approved salary increases of $50,000, $10,000 and $75,000 for Messrs. Zwiener, Johnson and Wolin, respectively, effective February 1, 2003. These increases reflected competing pay practices at peer corporations and individual performance. In addition, Messrs. Ayer, Marra, Zwiener, Johnson and Wolin have employment agreements with the Company that provide for minimum base salaries, as described below under the heading "Employment Agreements."

  2003 Variable Compensation

        Variable compensation reinforces the Company's pay-for-performance philosophy and is a key element to the total compensation program. Variable compensation includes annual and long-term incentive compensation opportunities. All variable compensation programs also facilitate Senior Executives' acquisition and retention of Common Stock, thereby promoting a common interest between the Company's management and shareholders.

Annual Incentives

        Each year, the Committee establishes performance goals which, if achieved, are expected to enhance the Company's value. The Committee also reviews and approves, with respect to each Senior Executive, annual incentive payment levels payable in the event business performance goals and leadership objectives are fully realized. Actual annual incentive payments to Senior Executives vary, depending on performance relative to such goals. Better performance generates larger awards; lower performance yields smaller awards.

        Ordinarily, corporate Senior Executives earn annual incentives based on corporate and individual performance. Incentives for line of business Senior Executives may relate to corporate, line of business, and/or individual performance. On occasion and where appropriate, the Committee may approve management's recommendation for customized annual incentive arrangements aimed at addressing competitive market requirements or specific business needs.

        For the named Senior Executives, the Committee approved an annual incentive program for 2003 under which a maximum annual incentive award for each of the named Senior Executives was to be determined by reference to an incentive pool of funds, as described below. The total incentive pool was equal to 1.0% of total Company operating income for 2003 as defined by the Committee (the "Incentive Pool"). Relative to this Incentive Pool, the Committee determined that the maximum annual incentive award payable to each of the named Senior Executives was to be the lesser of: (1) the percentage of the Incentive Pool allocated to him identified below, or (2) 200% of his base salary in effect at the end of 2003. The percentage of the Incentive Pool allocated to Mr. Ayer was 30%. The percentage of the Incentive Pool allocated to each of Messrs. Marra and Zwiener was 20%. The percentage of the Incentive Pool allocated to each of Messrs. Johnson and Wolin was 15%. The actual annual incentive award granted to a participant is determined by the Committee, which retains negative discretion to reduce or eliminate (but not increase) an award to any named Senior Executive based on its evaluation of the Senior Executive's performance. In determining the actual award payable to each named Senior Executive, the Committee reviews business performance criteria such as operating earnings and return on equity pertaining to the particular named Senior Executive as well as individual performance against key strategic leadership objectives established at the beginning of the performance period.

        The amounts of the 2003 annual incentive awards for the named Senior Executives were based on actual Company financial performance during the year compared to the total Company operating income goal established by the Committee at the beginning of the year. This performance goal excluded the impact of certain unusual or non-recurring items, including an addition to the Company's asbestos reserves. The Company's incentive programs are designed to pay for performance, with performance in part measured by results relative to the Company's financial goals. To the extent that unforeseen events outside the control of the Company affect the calculation of operating earnings for financial accounting purposes, the Committee believes it is consistent with the purpose and intent of these programs to exclude the impact of these events from the calculation of operating earnings for incentive compensation purposes, so that the compensation payable to management employees is not reduced or enlarged as a result of such events.

        Based upon financial performance relative to the total Company operating income goal described above and the Committee's review of performance by the named Senior Executives for 2003, the Committee awarded annual incentives of $2,200,000, $1,900,000, $1,900,000, $1,220,000 and $990,000 to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin, respectively.

        Consistent with the Company's interest in promoting a strong alignment between management and shareholder interests, Senior Executives may elect to forego receiving up to half their annual incentives in exchange for the right to receive shares of Common Stock ("Stock Units"). Under The Hartford Deferred Restricted Stock Unit Plan, receipt of actual shares of Common Stock in exchange for Stock Units is deferred during a three-year restriction period applicable to the Stock Units. Senior Executives who elect to convert a portion of their annual incentive payments to Stock Units are rewarded with additional stock units equal to 10% of the amount converted ("Premium Stock Units"), and actual shares relating to these Premium Stock Units also will be deferred as to receipt and restricted for a period of three years. At the end of the restriction period, Senior Executives may elect to have Stock Units withheld to pay applicable withholding taxes.

2003 Long-Term Incentives

        For 2003, the Committee provided eligibility for executives and key employees of the Company for grants of stock options and Performance Shares (as such term is defined below) under the terms of The Hartford Incentive Stock Plan. Senior Executives received 50% of their long-term incentive awards as stock options and 50% as Performance Shares. The value of each stock option award was determined by using a Black-Scholes option pricing model to establish a value per option based on the closing stock price on the date of grant and multiplying by the number of shares under option in each award. The value of each Performance Share award was determined by multiplying the closing stock price on the date of grant by the number of Performance Shares in each award.

        The Committee believes that the practice of annually granting stock options and/or Performance Shares reinforces the Company's policy of encouraging Common Stock ownership by executives. By becoming shareholders of the Company, executives are able to share both the perspective of and the reward experienced by non-employee owners of the Company. This alignment of interests supports the building of shareholder value. Stock options provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company. In this way, stock option grants reward Senior Executives for creating value for shareholders. Performance Shares provide executives with actual stock ownership, subject to attainment of three-year performance goals.

  Stock Options

        Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Common Stock. The option exercise price equals 100% of the fair market value of the Common Stock on the date of option grant, thereby ensuring that plan participants will derive benefits only as shareholders realize corresponding gains. To ensure a long-term perspective, options have a maximum 10 year plus two day term.

        On February 20, 2003, options to purchase 171,465, 118,544, 118,544, 63,506 and 27,519 shares of Common Stock were granted under the Incentive Stock Plan to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin, respectively, at an exercise price of $37.37 per share (the closing price of a share of the Common Stock on the NYSE on February 20, 2003).

        The options granted on February 20, 2003, as described above, to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin (as well as the options granted on February 20, 2003 to one other Senior Executive) included a performance-based provision that would allow the options to become exercisable on the date upon which the closing price of the underlying stock on the NYSE were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days. Under this provision, the foregoing options became exercisable on June 18, 2003.

        All other options to purchase Common Stock granted on February 20, 2003 become exercisable at the cumulative rate of one-third per year for the first three years from the date of grant.

        On July 19, 2000, the Committee approved a special performance-based award of stock options and cash ("2000 Special Stock Option Grant") to certain key executives of Hartford Life. The 2000 Special Stock Option Grant was aimed at retaining key executives of Hartford Life and motivating them to achieve exceptional earnings growth for that company for the period ending on December 31, 2003. Awards are payable in stock options (75%) and cash (25%), and are not fully vested and exercisable until March 1, 2004. Vesting of the award is cumulative from year to year. On December 31, 2000 and annually on that same date through 2003, 25% of the total award amount granted was to vest, provided that Hartford Life achieved its earnings target for that year or its cumulative earnings targets for that portion of the performance period, and the key executive continued to be employed by Hartford Life. Under the terms of the 2000 Special Stock Option Grant, Mr. Marra was awarded options to purchase 62,000 shares of Common Stock. The exercise price for these options is $56.375 per share, the closing price of a share of Common Stock on the NYSE on July 19, 2000. On December 31, 2000, 25% of the award amount vested as a result of Hartford Life achieving its earnings targets for 2000 as determined by the Committee. On December 31, 2001, an additional 25% of the award amount vested as a result of Hartford Life achieving its earnings targets for 2001 as determined by the Committee. On December 31, 2002, an additional 25% of the award amount vested as a result of Hartford Life achieving its cumulative earnings targets for the period from 2000 through 2002, as determined by the Committee. Because Hartford Life did not achieve either its earnings target for 2003 or its cumulative earnings target for the period 2000 through 2003, as determined by the Committee, no further vesting of the award amount has occurred. Accordingly, 75% of the award amount for Mr. Marra became exercisable and payable on March 1, 2004, based on the achievement of performance conditions in 2000, 2001 and 2002.

        Further information regarding option grants for the named Senior Executives during 2003 is included in the option tables following this report.

  Performance Shares

        Beginning in 2003, Senior Executives and certain other key executives were given the opportunity to earn shares of Common Stock contingent on the Company achieving one or more performance objectives over a performance period established by the Committee ("Performance Shares"). Target level performance relative to the pre-established performance objectives will result in the award of a target number of Performance Shares at the end of the applicable performance period. Better performance (up to pre-established maximums) will yield a larger payout; poorer performance (to pre-established minimums) will yield a smaller payout. If the minimum threshold amounts established by the Committee are not achieved, there will be no payout. Any Performance Shares ultimately awarded will be payable in Common Stock. The Committee in its sole discretion may elect to pay such awards part in Common Stock and part in cash or entirely in cash. As an incentive to achieving executive share ownership guidelines, the Committee will consider paying Performance Share awards to those executives meeting share ownership guidelines entirely in cash.

        Under the terms of the Performance Share awards made in 2003 to recipients working in the Company's corporate function, including Messrs. Ayer, Johnson and Wolin, there are two equally weighted performance objectives measured over the 2003 through 2005 performance period: (i) total Company operating income, and (ii) total Company average return on equity. For Performance Share award recipients working in the Company's life insurance operations, including Mr. Marra, there are two equally weighted performance objectives measured over the 2003 through 2005 performance period: (i) life insurance company operating income, and (ii) life insurance company average return on equity. For Performance Share award recipients working in the Company's property and casualty insurance operations, including Mr. Zwiener, there are two equally weighted performance objectives measured over the 2003 through 2005 performance period: (i) property & casualty insurance company operating income, and (ii) property & casualty insurance company average return on equity. For Performance Share award recipients working in the Company's HIMCO operations, the performance objective measured over the 2003 performance period was HIMCO operating income. Awards to recipients working in the Company's HIMCO operations are generally payable only following completion of continuous employment during a two year restriction period from 2004 through 2005.

        In 2003, Messrs. Ayer, Marra, Zwiener, Johnson and Wolin were granted awards of 54,188, 37,463, 37,463, 20,070 and 8,697 Performance Shares, respectively. Further information regarding Performance Share awards for the named Senior Executives during 2003 is included in the tables following this report.

Compliance with Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly-traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

Summary

        The Committee is responsible for reviewing, monitoring and approving all compensation decisions affecting Senior Executives. The Committee expects that all compensation paid to Senior Executives will be consistent with the Company's interest in providing market competitive compensation opportunities, within the context of a pay-for-performance environment, and in a manner that is supportive of the Company's business mission. The Committee will continue to actively monitor the effectiveness of the Company's Senior Executive compensation plans and assess the appropriateness of Senior Executive pay levels to assure prudent use of Company resources.

The Compensation and Personnel Committee:

H. Patrick Swygert, Chairman
Paul G. Kirk, Jr.
Gail J. McGovern
Robert W. Selander
Gordon I. Ulmer

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Personnel Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of March 22, 2004 the number of shares of Common Stock beneficially owned by each director and nominee for election as a director, by each of the Named Executives, and by the directors and all executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of the Total Outstanding Shares of Common Stock
Rand V. Araskog	233,742	*
Ramani Ayer	1,663,681	*
Ronald R. Ferguson	5,000	*
Donald R. Frahm	143,540	*
David M. Johnson	92,374	*
Edward J. Kelly, III	8,250	*
Paul G. Kirk, Jr.	21,657	*
Thomas M. Marra	665,598	*
Gail J. McGovern	1,264	*
Robert W. Selander	18,259	*
Charles B. Strauss	6,381	*
H. Patrick Swygert	15,853	*
Gordon I. Ulmer	23,556	*
Neal S. Wolin	69,506	*
David K. Zwiener	396,802	*
All directors and executive officers as a group (18 persons)	3,553,324	1.2%

*
less than one percent

(1)
All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 22, 2004, (ii) allocated to the accounts of certain directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plan based on a valuation of plan accounts as of March 22, 2004, (iii) acquired by directors and executive officers under the Company's Dividend Reinvestment and Cash Payment Plan through March 22, 2004, (iv) owned by a director's or an executive officer's spouse or minor child, or (v) that have been granted under the Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted, but as to which the directors or executive officers have the right to vote, are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 22, 2004 or within 60 days thereafter by: Mr. Araskog, 16,412 shares; Mr. Ayer, 1,426,360 shares; Mr. Ferguson, 0 shares; Mr. Frahm, 17,334 shares; Mr. Johnson, 63,506; Mr. Kelly, 3,460; Mr. Kirk, 10,662 shares; Mr. Marra, 563,819 shares; Ms. McGovern, 0 shares; Mr. Selander, 10,622 shares; Mr. Strauss, 1,137 shares; Mr. Swygert, 10,662 shares; Mr. Ulmer, 10,622 shares; Mr. Wolin, 58,128 shares; Mr. Zwiener, 296,190 shares; and all directors and executive officers as a group, 2,645,398 shares.

Certain Shareholders

        The following table shows those persons known to the Company as of March 22, 2004 to be the beneficial owners, as of December 31, 2003, of more than 5% of the Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	(1)	7.500%
FMR Corp 82 Devonshire Street Boston, MA 02109	(2)	5.681%

(1)
State Street Bank and Trust Company ("State Street") filed a Schedule 13G with the SEC on February 6, 2004 to report that it was the beneficial owner of 21,199,768 shares of Common Stock as of December 31, 2003. State Street has the sole power to vote or to direct the vote with respect to 7,913,355 of such shares. State Street has the sole power to dispose or to direct the disposition of 12,543,925 shares of Common Stock.

(2)
FMR Corp. ("FMR"), Edward C. Johnson, 3d and Abigail P. Johnson filed a Schedule 13G/A with the SEC on February 17, 2004 to report that they were the beneficial owners of 16,085,524 shares of Common Stock as of December 31, 2003. FMR, Mr. Johnson and Ms. Johnson have sole power to vote or to direct the vote with respect to 484,280 of such shares. FMR, Mr. Johnson and Ms. Johnson had sole power to dispose or to direct the disposition of 16,085,524 shares. FMR is the parent to various subsidiaries that are beneficial owners of Common Stock, including Fidelity Management & Research Company that serves as an investment adviser to various investment companies, Fidelity Management Trust Company, an institutional investment manager, and Strategic Advisers, Inc., an investment adviser that provides investment advisory services to individuals. Members of the Edward C. Johnson, 3d family own approximately 49% of the voting power of FMR. Mr. Johnson is Chairman of FMR and Ms. Johnson is a director of FMR.

Certain Relationships and Related Transactions

        None.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and Section 16 executive officers complied during 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of: Thomas M. Marra and David M. Znamierowski, who each filed reports on June 20, 2003 that were not timely to report vesting events that occurred in February 2002 and February 2003 with respect to performance options issued under the 2000 Special Stock Option Plan; Ramani Ayer, who filed two reports on June 20, 2003 that were not timely to report the acquisition of stock units in March 1999 and March 2000, respectively, in connection with The Hartford Deferred Restricted Stock Unit Plan; David K. Zwiener, who filed two reports on June 20, 2003 that were not timely to report the acquisition of stock units in March 1999 and March 2000, respectively, in connection with The Hartford Deferred Restricted Stock Unit Plan and one report on June 20, 2003 that was not timely to report a disposition of common stock to the Company, effected in March 2002, in connection with The Hartford Deferred Restricted Stock Unit Plan; and Robert W. Selander, who filed a report on March 24, 2004 that was not timely to report the open market acquisition by a member of his family of 11 shares of common stock in December 2003.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides information for 2003 regarding the cash and other compensation of (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executives"):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
				Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards($)		Securities Underlying Options(#)	LTIP Payouts ($)	All Other Compensation ($)(5)(6)
Ramani Ayer Chairman, President and Chief Executive Officer	2003 2002 2001	1,100,000 1,093,750 1,022,917	2,200,000 1,740,000 1,106,000	— — —		171,465 201,556 222,046	— — —	56,917 63,272 49,065
Thomas M. Marra Executive Vice President	2003 2002 2001	950,000 941,667 845,833	1,900,000 928,400 1,322,055	— — —		118,544 138,850 145,387	— — —	44,195 40,283 41,412
David K. Zwiener Executive Vice President	2003 2002 2001	945,833 891,667 785,833	1,900,000 1,327,000 628,800	— — —		118,544 120,934 126,883	— — —	37,184 40,458 30,804
David M. Johnson Executive Vice President and Chief Financial Officer(1)	2003 2002 2001	609,167 597,917 383,333	1,220,000 696,000 454,250	— — 600,013	(3)	63,506 76,143 84,629	— — —	7,720 5,500 —
Neal S. Wolin Executive Vice President and General Counsel(2)	2003 2002 2001	518,750 444,583 301,875	990,000 600,000 190,350	— — 749,984	(4)	27,519 29,114 30,609	— — —	12,525 — —

(1)
Mr. Johnson's employment with the Company commenced on May 1, 2001.

(2)
Mr. Wolin's employment with the Company commenced on March 20, 2001.

(3)
Represents the market value of 9,521 shares of Restricted Stock granted to Mr. Johnson on May 1, 2001, based on the New York Stock Exchange closing price of the Common Stock of $63.02 per share on that date. One-third of the total number of shares granted (3,173 shares) will vest on May 1, 2004 and the remaining two-thirds (6,348 shares) will vest on May 1, 2006. The market value of these shares of Restricted Stock was $562,025 on December 31, 2003, based on the New York Stock Exchange closing price of the Common Stock of $59.03 per share on that date. Dividends with respect to Restricted Stock are paid in the same amount and to the same extent as dividends paid to holders of the Common Stock.

(4)
Represents the market value of 12,626 shares of Restricted Stock granted to Mr. Wolin on March 20, 2001, based on the New York Stock Exchange closing price of the Common Stock of $59.40 per share on that date. One-third of the total number of shares granted (4,208 shares) vested on March 20, 2004 and the remaining two-thirds (8,418 shares) will vest on March 20, 2006. The market value of these shares of Restricted Stock was $745,313 on December 31, 2003, based on the New York Stock Exchange closing price of the Common Stock of $59.03 per share on that date. Dividends with respect to Restricted Stock are paid in the same amount and to the same extent as dividends paid to holders of the Common Stock.

(5)
Unless otherwise noted, amounts shown in this column for 2003 represent Company contributions under The Hartford Investment and Savings Plan, a tax-qualified defined contribution plan, and The Hartford

  Excess Savings Plan, a non-qualified plan established as a "mirror" to the qualified Plan to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under these plans, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual salary of each employee earning $90,000 per year or greater, and a non-matching contribution equal to one and one-half of one percent (.015) of the annual salary for each employee earning less than $90,000 per year. The Company's contributions under these plans for 2003 were $38,917, $33,250, $33,104, $7,000 and $1,000 for Messrs. Ayer, Marra, Zwiener, Johnson and Wolin, respectively.

(6)
The Company pays for certain financial and tax planning benefits for certain Senior Executives. For 2003, $18,000, $10,070, 3,000 and $11,525 of income attributable to these benefits were paid on behalf of Messrs. Ayer, Marra, Zwiener and Wolin, respectively.

Stock Options

        Under the Incentive Stock Plan, the Compensation and Personnel Committee of the Board of Directors selects key employees to receive various awards, including stock options, with or without stock appreciation rights, shares of restricted Common Stock and performance shares. The table below provides information regarding grants of stock options to the Named Executives during 2003.

Option Grants In Fiscal Year 2003

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
	Number of Securities Underlying Options Granted(#)(1)
		% of Total Options Granted to Employees in 2003(2)
			Exercise Price ($/Share)(3)	Expiration Date
Name					5%	10%
Ramani Ayer	171,465	6.10	37.37	02/23/13	4,029,735	10,212,139
Thomas M. Marra	118,544	4.22	37.37	02/23/13	2,785,996	7,060,262
David K. Zwiener	118,544	4.22	37.37	02/23/13	2,785,996	7,060,262
David M. Johnson	63,506	2.26	37.37	02/23/13	1,492,505	3,782,300
Neal S. Wolin	27,519	0.98	37.37	02/23/13	646,746	1,638,981

(1)
The options granted to Messrs. Ayer, Marra, Zwiener, Johnson and Wolin became fully exercisable on June 18, 2003 following the achievement of the following criteria: the closing price of the Company's Common Stock on the New York Stock Exchange reached 125% of the grant price for at least 10 consecutive trading days.

(2)
Percentages are based on options to purchase a total of 2,810,247 shares of Common Stock granted to 1,456 employees of the Company and its subsidiaries during 2003.

(3)
All options were granted at exercise prices that were 100% of the fair market value of one share of Common Stock on the date of grant.

(4)
At the end of the term of the options granted on February 20, 2003, the projected price of a share of Common Stock would be $60.87 and $96.93 at assumed annual appreciation rates of 5% and 10%, respectively.

2003 Option Exercises and 2003 Year-End Option Values

        The following table provides information on stock options that were exercised and the value of unexercised stock options held at December 31, 2003 by the Named Executives:

		Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at Fiscal Year-End
	Number of Shares Acquired Upon Exercise				$ Value of Unexercised In the Money Options Held at Fiscal Year-End(2)
Name		$ Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ramani Ayer	—	—	1,426,360	423,602	$27,607,695	—
Thomas M. Marra	—	—	517,319	414,433	$9,355,615	164,610
David K. Zwiener	118,544	$2,337,688	296,190	247,817	$4,146,088	—
David M. Johnson	—	—	63,506	160,772	$1,375,540	—
Neal S. Wolin	—	—	47,925	39,317	$596,062	—

(1)
Value realized upon the exercise of an option represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.

(2)
Values of "in-the-money" options are calculated by subtracting the exercise price per share of Common Stock granted under the option from the New York Stock Exchange closing price of $59.03 for one share of Common Stock on December 31, 2003.

2003 Long-Term Incentive Plan Awards

        The following table provides information regarding awards made to each of the Named Executives pursuant to any long-term incentive plan in the year ended December 31, 2003:

		Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares(1)	Period Until Payout(2)	Threshold #(3)	Target #(4)	Maximum #(4)
Ramani Ayer	54,188	Three Years	0	54,188	108,376
Thomas M. Marra	37,463	Three Years	0	37,463	74,926
David K. Zwiener	37,463	Three Years	0	37,463	74,926
David M. Johnson	20,070	Three Years	0	20,070	40,140
Neal S. Wolin	8,697	Three Years	0	8,697	17,394

(1)
Performance Shares are awards of stock which vest and become payable at the discretion of the Compensation and Personnel Committee following a pre-established performance period.

(2)
The three-year performance period commenced on January 1, 2003 and will terminate on December 31, 2005. Payouts, if any, shall be made following the completion of the performance period and following approval by the Compensation and Personnel Committee.

(3)
At its discretion, the Compensation and Personnel Committee establishes thresholds that must be met before payouts of awards of Performance Shares can be made.

(4)
Depending on the Company's performance relative to the specific financial performance goals set for the three-year performance period, payouts may range between zero percent and 200 percent of the number of vested Performance Shares, with a target of 100 percent.

Retirement Program

        The Hartford Retirement Plan for U.S. Employees (the "Retirement Plan") is a defined benefit plan that covers substantially all eligible U.S. salaried employees of the Company and its subsidiaries, including the Senior Executives and other executives. As currently administered, the Retirement Plan has two formulas under which benefits are calculated. The first formula is a "final average pay"

formula that applies to employees, including each of the Named Executives, except Messrs. Johnson and Wolin, with original hire dates with the Company prior to January 1, 2001. The second formula is a "cash balance" formula that applies to employees, including Messrs. Johnson and Wolin, with original hire dates with the Company of January 1, 2001 or later.

        On September 5, 2003, the Board approved changes to the Retirement Plan which will implement, by January 1, 2009, a "cash balance" formula for purposes of calculating future pension benefits for services rendered on or after January 1, 2009 for all employees hired before January 1, 2001. These amounts are in addition to amounts earned through December 31, 2008 under the traditional final average pay formula. Employees hired on or after January 1, 2001 are currently covered under the same cash balance formula.

        Under the terms of the final average pay formula of the Retirement Plan, an employee's annual pension will equal 2% of his or her average final compensation for each of the first 30 years of benefit service, reduced by 1.67% of the employee's primary Social Security benefit for each year of benefit service to a maximum of 30 years; provided that no more than 50% of an employee's primary Social Security benefit is used for such reduction. An employee's average final compensation is defined under the final average pay formula of the Retirement Plan as the total of an employee's (i) average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (ii) average annual pensionable compensation not including base salary for the five calendar years of the employee's last 120 consecutive calendar months of eligibility service affording the highest such average. The final average pay formula of the Retirement Plan also provides for undiscounted early retirement pensions for employees who retire at or after age 60 following completion of 15 years of eligibility service. An employee will be vested in benefits accrued under the final average pay formula of the Retirement Plan upon completion of five years of eligibility service.

        Under the terms of the cash balance formula of the Retirement Plan, the Company maintains accounts for employees to which "Hartford Credit" and "Interest Credit" amounts are credited on a semi-monthly basis. The "Hartford Credit" amount is based on the employee's eligible semi-monthly pay, multiplied by a percentage amount that increases (i) with the employee's age, and (ii) to the extent that the employee's income to date has exceeded the Federal social security taxable wage base. The "Interest Credit" amount is based on the employee's account balance to date, multiplied by an interest rate prescribed by the cash balance formula of the Retirement Plan. The benefit ultimately payable to the employee under the cash balance formula of the Retirement Plan is the accumulation of Hartford Credits and Interest Credits, to the extent vested. Vested benefits are payable when the employee leaves the Company, unless the employee elects to defer payment to a later date under the terms of the cash balance formula of the Retirement Plan. An employee will be vested in his or her account balance under the cash balance formula of the Retirement Plan upon completion of five years of eligibility service.

        Applicable Federal law limits the amount of benefits that can be paid and compensation which may be recognized under a tax-qualified retirement plan. Therefore, the Company has a non-qualified retirement plan (the "Hartford Excess Retirement Plan") for payment of those benefits that cannot be paid from the qualified Retirement Plan. The practical effect of the Hartford Excess Retirement Plan is to continue calculation of benefits to all similarly situated employees on a uniform basis. The Company also maintains certain excess plan trusts under which certain excess benefits under the Hartford Excess Retirement Plan are funded. Certain participants in the Hartford Excess Retirement Plan may indicate a preference, subject to certain conditions, to receive any excess benefit in the form of a single discounted lump sum payment.

        Based on various assumptions as to remuneration and years of service, before Social Security reductions, the Pension Plan Table for Final Average Pay Formula below illustrates the estimated annual benefits payable from the final average pay formula of the Retirement Plan and the Hartford Excess Retirement Plan at retirement at age 65 that are paid for by the Company.

Pension Plan Table

Final Average Pay Formula

	Years of Service
Average Final Compensation
	5	10	15	20	25	30
$400,000	$40,000	$80,000	$120,000	$160,000	$200,000	$240,000
500,000	50,000	100,000	150,000	200,000	250,000	300,000
750,000	75,000	150,000	225,000	300,000	375,000	450,000
1,000,000	100,000	200,000	300,000	400,000	500,000	600,000
1,500,000	150,000	300,000	450,000	600,000	750,000	900,000
2,000,000	200,000	400,000	600,000	800,000	1,000,000	1,200,000
2,500,000	250,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,000,000	300,000	600,000	900,000	1,200,000	1,500,000	1,800,000
3,500,000	350,000	700,000	1,050,000	1,400,000	1,750,000	2,100,000
4,000,000	400,000	800,000	1,200,000	1,600,000	2,000,000	2,400,000
4,500,000	450,000	900,000	1,350,000	1,800,000	2,250,000	2,700,000
5,000,000	500,000	1,000,000	1,500,000	2,000,000	2,500,000	3,000,000

        The amounts shown under "Salary" and "Bonus" opposite the names of the Named Executives in the Summary Compensation Table comprise the compensation that is used for purposes of determining "average final compensation" under the final average pay formula of the Retirement Plan and the Hartford Excess Retirement Plan. The years of service with the Company of each of the Named Executives covered by the final average pay formula of the Pension Plan for eligibility and benefit purposes as of December 31, 2003 were as follows: Ramani Ayer, 30 years; Thomas M. Marra, 23.58 years; and David K. Zwiener, 10.75 years. Only a maximum of 30 years of service may be considered when determining benefits under the final average pay formula. On January 1, 2009, when benefit accruals under the final average pay formula are scheduled to cease, Messrs. Ayer, Marra and Zwiener are projected to be credited with 30, 28.58 and 15.75 years, respectively, under the final average pay formula of the Retirement Plan and the Hartford Excess Retirement Plan, and their annual benefit payable at retirement at age 65 under that formula would be determined based on their service and final average pay as of December 31, 2008.

        Based on various assumptions as to renumeration and interest rates for purposes of determining Interest Credits, the estimated account balance payable to Ramani Ayer, Thomas M. Marra and David K. Zwiener under the cash balance formula of the Retirement Plan and The Hartford Excess Retirement Plan at termination of service at age 65, based on participation in the cash balance formula from January 1, 2009, would be $1,559,968, $5,059,503 and $4,130,723, respectively. These estimated account balances would be in addition to the benefits under the final average pay formula through December 31, 2008.

        Based on various assumptions as to remuneration and interest rates for purposes of determining Interest Credits, the estimated account balance payable to David M. Johnson and Neal S. Wolin under the cash balance formula of the Retirement Plan and the Hartford Excess Retirement Plan at termination of service with the Company at age 65 would be $5,796,888 and $5,496,857, respectively.

        The amounts shown under "Salary" and "Bonus" opposite the name of Messrs. Johnson and Wolin in the Summary Compensation Table comprise the compensation that was used for purposes of determining the Hartford Credits creditable to Messrs. Johnson and Wolin under the cash balance formula of the Retirement Plan and the Hartford Excess Retirement Plan with respect to 2003. The years of service with the Company of Messrs. Johnson and Wolin for purposes of the cash balance formula of the Pension Plan for eligibility and benefit purposes as of December 31, 2003 were 2.67 years and 2.75 years, respectively.

Employment Agreements

        Ramani Ayer, Thomas M. Marra, David K. Zwiener, David M. Johnson and Neal S. Wolin have employment agreements (the "Employment Agreements") with the Company pursuant to which Mr. Ayer is employed as Chairman, President and Chief Executive Officer, Mr. Marra is employed as Executive Vice President of the Company and President and Chief Operating Officer of Hartford Life, Mr. Zwiener is employed as Executive Vice President of the Company and President and Chief Operating Officer of the Company's Property and Casualty operations, Mr. Johnson is employed as Executive Vice President and Chief Financial Officer, and Mr. Wolin is employed as Executive Vice President and General Counsel of the Company. The effective date of the Employment Agreements for Messrs. Ayer and Zwiener is July 1, 1997, the effective date of the Employment Agreement for Mr. Marra is July 1, 2000, the effective date of the Employment Agreement for Mr. Johnson is May 1, 2001, and the effective date of the Employment Agreement for Mr. Wolin is March 20, 2001. Each Employment Agreement continues for three years after its effective date, unless terminated earlier in accordance with the Employment Agreement. However, when the original three-year term of the Employment Agreements or any renewal term ends, the Employment Agreements are automatically extended for successive one-year periods unless either party gives the other its written notice of its intention not to renew the Agreement at least 15 months prior to any renewal date. In addition, upon the occurrence of a "change of control" (as defined in the Employment Agreements) of the Company, the terms of the Employment Agreements are automatically extended for three years after the change of control occurs.

        The Employment Agreements provide, among other things, for annual base salaries for Messrs. Ayer, Marra, Zwiener, Johnson and Wolin, as determined from time to time by the Board of Directors, and their participation in the Company's benefit plans and awards under executive incentive bonus and other programs. At December 31, 2003, the annual base salaries for Messrs. Ayer, Marra, Zwiener, Johnson and Wolin were $1,100,000, $950,000, $950,000, $610,000 and $525,000, respectively. In addition, each executive is entitled to certain payments and benefits if his employment terminates for certain reasons, including a termination without "cause" (as defined in the Employment Agreements). If a termination without cause occurs, the terminated executive is entitled to a severance payment equal to two times (a) his base salary, and (b) a target bonus amount, each for the year in which the termination occurs, and certain other benefits, including those that would be payable under the Company's various employee benefit plans. In addition, if a change of control of the Company occurs and the executive's employment is terminated for certain reasons within certain time periods (generally, within three years after a change of control), then the executive is entitled to receive certain payments and benefits. Specifically, if after a change of control, the executive's employment is terminated without cause, or the executive voluntarily terminates his employment for any reason within six months following a change of control, or voluntarily terminates his employment for "good reason" (as defined in the Employment Agreements) within the remaining two years and six months following a change of control, then the executive is generally entitled to receive (i) a severance payment equal to three times the sum of his base salary then in effect and his target bonus for the year, and (ii) certain other benefits, including those that would otherwise be payable under the Company's various employee benefit plans. While the executive is employed, and for one year after any voluntary termination of employment (other than after a change of control), the executive is subject to a non-competition agreement in favor of the Company.

PERFORMANCE OF THE COMMON STOCK

        The following tables and graph compare the performance of the Company's common stock with the performance of the Standard & Poor's 500 Composite Stock Price Index and a peer group index over the five-year period extending through the end of fiscal 2003. The tables and graph assume that $100 was invested on December 31, 1998 in the Company's common stock, the S&P 500 Index and the peer group index and that all dividends were reinvested.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

Comparison of Five-Year Cumulative Total Return

	Annual Return Percentage Years Ending
Company/Index
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
The Hartford Financial Services Group, Inc.	-12.11	51.91	-9.59	-26.35	33.01
S&P 500 Index	21.04	-9.10	-11.89	-22.10	28.68
S&P Insurance Composite Index	7.41	34.88	-12.42	-20.69	21.02
	Indexed Returns Years Ending
Company/Index	Base Date 12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
The Hartford Financial Services Group, Inc.	100	87.89	133.51	120.71	88.91	118.25
S&P 500 Index	100	121.04	110.02	96.95	75.52	97.18
S&P Insurance Composite Index	100	107.41	144.88	126.89	100.64	121.80

OTHER INFORMATION

        As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting for a fee of $12,500, plus the payment of that firm's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

        A copy of the Company's Annual Report to Shareholders for the fiscal year 2003 is being sent to you concurrently with this Proxy Statement. If you have not received the Annual Report to Shareholders, please submit a written request to the Company's Investor Relations Department at the following address to request a copy: The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, CT 06115, or call (860) 547-2537.

        We hereby incorporate by reference into this Proxy Statement "Item 10: Directors and Executive Officers of the Registrant" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

By Order of the Board of Directors.

Brian S. Becker
Senior Vice President and Corporate Secretary

Dated: April 5, 2004

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

ANNEX I

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

        The Committee shall prepare the report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

RESPONSIBILITIES AND AUTHORITY

        The Committee shall:

  1.
  Have the sole authority to appoint or replace the independent auditor and to approve all audit engagement fees and terms.

  2.
  Be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services, or related work. The independent auditor shall report directly to the Committee.

  3.
  Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission all as may be amended from time to time (the "Exchange Act") which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members the authority to grant pre-approvals of permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

  4.
  Have the authority to investigate any activity of the Company.

  5.
  To the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  6.
  Make regular reports to the Board.

  7.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, and shall annually review the Committee's own performance.

Financial Statement and Disclosure Matters

  8.
  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under "Management's Discussion and Analysis of

    Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  9.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the results of the independent auditor's review of the quarterly financial statements.

  10.
  Review and discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  11.
  Review and discuss reports from the independent auditor on:

  a.
  All critical accounting policies and practices to be used.

  b.
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  c.
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  12.
  Review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements of the Company.

  13.
  Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussing the types of information to be disclosed and the types of presentations to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

  14.
  Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  15.
  Discuss with management the Company's major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and the guidelines and policies to govern the process by which risk assessment and management is undertaken.

  16.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  17.
  Review disclosures, if any, made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

Oversight of the Company's Relationship with the Independent Auditor

  18.
  Review and evaluate the lead partner of the independent auditor team.

  19.
  Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) (to assess the auditor's independence) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

  20.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  21.
  Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  22.
  Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

  23.
  Review and concur in the appointment and replacement of the senior internal auditing executive.

  24.
  Review the activities, scope and effectiveness of the internal auditing function.

  25.
  Review the significant reports to management prepared by the internal auditing function and management's responses.

  26.
  Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

  27.
  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

  28.
  Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Ethics and Corporate Conduct, including compliance with the Foreign Corrupt Practices Act. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's compliance with applicable laws and regulations, the Company's Code of Ethics and Corporate Conduct and the Company's Code of Ethics and Corporate Conduct for Members of the Board of Directors.

  29.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  30.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  31.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  32.
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor or the internal auditor.

  33.
  Perform such other functions as assigned by law, the Company's by-laws or the Board of Directors.

MEMBERSHIP

        The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and Section 10A(m)(3) of the Exchange Act. At least one member of the Committee shall be an audit committee financial expert as defined by the Commission or else the Company shall explain why that is not the case in disclosures made pursuant to the Commission's rules. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Committee members shall also meet such other criteria as are adopted from time to time by the Board. The members of the Committee shall be appointed by the Board annually on the recommendation of the Nominating and Corporate Governance Committee, or as required upon the resignation, death, incapacity or removal of a member of the Committee. Committee members may be replaced by the Board at any time. The Committee shall have a chairman who is elected by the Board annually or upon the resignation, death, incapacity or removal of the current chairman. The position of Committee chairman shall rotate at least every three years among the members of the Committee at the time of such rotation.

MEETINGS

        The Committee shall meet as often as it determines, but at least once every fiscal quarter. The agenda of each meeting generally will be prepared by the senior internal auditing executive with input from the Committee chairman and Committee members, and it shall be circulated to each member of the Committee prior to the meeting date. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee also may meet periodically in executive session without anyone else present. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        One-third of the members of the Committee, but not less than two, will constitute a quorum. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee will meet at the call of its chairman or any two of its members. The chairman will preside, when present, at all meetings of the Committee. The Committee shall keep a record of its meetings and report on them to the Board.

        Members of the Committee may participate in a meeting of the Committee by conference call or similar communications arrangements that enable all persons participating in the meeting to hear each other. The Committee may also take action by subcommittee and written consent.

The Hartford Financial Services Group, Inc.	YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK
TELEPHONE 1-866-358-4702 Use any touch-tone telephone to vote your proxy. Have your proxy card ready. Follow the simple recorded directions.	OR	INTERNET https://www.proxyvotenow.com/hig Use the Internet to vote your proxy. Have your proxy card ready. Follow the simple instructions that appear on your computer screen.	OR	MAIL Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or Internet there is no need for you to mail your proxy.

1-866-358-4702
CALL TOLL-FREE TO VOTE.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

(Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.
ITEM 1. Election of Directors								FOR	AGAINST	ABSTAIN
FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEP- TIONS	☐	ITEM 2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐
Director Nominees:	01—Ramani Ayer,
02—Ronald E. Ferguson,
03—Edward J. Kelly, III,
04—Paul G. Kirk, Jr.,
05—Thomas M. Marra,
06—Gail J. McGovern,
07—Robert W. Selander,
08—Charles B. Strauss,
09—H. Patrick Swygert,
10—Gordon I. Ulmer and
		11—David K. Zwiener.				ITEM 3.	Proposal by shareholder relating to executive compensation.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* For all nominees except ____________    Mark this box if you plan to attend the Annual Meeting ☐

Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Date
Share Owner sign here
Co-Owner sign here

The Hartford Financial Services Group, Inc.
2004 Annual Meeting of Shareholders

MAY 20, 2004 at 9:00 A.M.

Wallace Stevens Theater
690 Asylum Avenue
Hartford, Connecticut 06105

PROXY

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Brian S. Becker, Amy Gallent and Neal S. Wolin and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company"), including all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan, the Company's Deferred Restricted Stock Unit Plan and the Company's Employee Stock Purchase Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on May 20, 2004 at the Wallace Stevens Theater, 690 Asylum Avenue, Hartford, Connecticut 06105, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

        Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted for the election as directors of the nominees named in Item 1, for Item 2 and against Item 3. The shares of common stock represented by this Proxy cannot be voted by any of the proxies named herein unless you sign, date and return this Proxy, or vote by telephone or through the Internet.

        (Continued, and to be signed and dated, on the reverse side.)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
P.O. BOX 11159
NEW YORK, N.Y. 10203-0159

        I agree to access future proxy statements and annual reports electronically. ☐

        If you have a change of address mark this box. ☐

QuickLinks

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
THE HARTFORD FINANCIAL SERVICES GROUP, INC. Hartford Plaza Hartford, CT 06115
PROXY STATEMENT Annual Meeting of Shareholders May 20, 2004
GENERAL INFORMATION
ITEMS TO BE ACTED UPON BY SHAREHOLDERS
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
ITEM 3 PROPOSAL BY SHAREHOLDER RELATING TO EXECUTIVE COMPENSATION
REQUIRED VOTES OF SHAREHOLDERS
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION
COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants In Fiscal Year 2003
2003 Option Exercises and 2003 Year-End Option Values
2003 Long-Term Incentive Plan Awards
Pension Plan Table Final Average Pay Formula
PERFORMANCE OF THE COMMON STOCK
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
Comparison of Five-Year Cumulative Total Return
OTHER INFORMATION
ANNEX I
1-866-358-4702 CALL TOLL-FREE TO VOTE.